Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF REVIVAL OF "PRESTIGE MARKETING CONSULTANTS, INC.", CHANGING ITS NAME FROM "PRESTIGE MARKETING CONSULTANTS, INC." TO "PRESTIGE MARKETING CONSULTANTS 3, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF AUGUST, A.D. 2022, AT 3:05 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2844806 8100
SR# 20223229364

Authentication: 204153112
Date: 08-12-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:05 PM 08/10/2022
FILED 03:05 PM 08/10/2022
SR 20223229364 - File Number 2844806

STATE OF DELAWARE
CERTIFICATE FOR REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is PRESTIGE MARKETING CONSULTANTS 3, INC.

and, if different, the name under which the corporation was originally incorporated PRESTIGE MARKETING CONSULTANTS, INC.

2. The Registered Office of the corporation in the State of Delaware is located at 251 Little Falls Drive (street), in the City of Wilmington, County of New Castle Zip Code 19808. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company.

3. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was 01-14-1998.

4. The corporation desiring to be revived and so reviving its certificate of incorporation was organized under the laws of this State.

5. The corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2008, at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By: /s/ KEITH KERRINS
Authorized Officer

Name: KEITH KERRINS
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